Exhibit 10.24

SUBSCRIPTION AGREEMENT

     This Subscription Agreement, dated as of June 13, 2003, is among NR Holdings, Inc., a Delaware corporation (the “Company”), and the investors listed on Exhibit A (the “Subscribers”).

     WHEREAS, NationsRent, Inc., a Delaware corporation, (“Old NationsRent”) and its Subsidiaries (as defined below) were debtors in bankruptcy cases (Case Nos. 01-11628 through 01-11639) filed in the United States Bankruptcy Court in the District of Delaware (the “Bankruptcy Court”);

     WHEREAS, pursuant to the First Amended Joint Plan of Reorganization of NationsRent, Inc. and Its Debtor Subsidiaries dated February 7, 2003 filed jointly by Old NationsRent and its Subsidiaries with the Bankruptcy Court on February 11, 2003, as modified by order of the Bankruptcy Court from time to time and confirmed by the Bankruptcy Court on May 14, 2003 (as so modified and confirmed, the “Plan”), (a) Old NationsRent was merged with and into an indirect Subsidiary of the Company and (b) the Company is, among other things, authorized to issue to the Subscribers up to $80,000,000 in equity and debt securities in connection with the consummation of the Plan;

     WHEREAS, pursuant to the letter agreement dated May 1, 2003 (the “Commitment Letter”) between Baupost Capital, L.L.C., a Massachusetts limited liability company (“Baupost”), and Old NationsRent, Baupost agreed to purchase, or to cause one or more of its affiliates to purchase, from the Company (a) $40,000,000 of the Company’s common stock, $0.01 par value per share (the “Common Stock”), (b) $25,000,000 of the Company’s preferred stock, $0.01 par value per share (the “Preferred Stock”), and (c) $15,000,000 of the Company’s subordinated notes, all on the terms and conditions set forth in the Commitment Letter;

     NOW THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, the parties hereby agree as follows:

1. DEFINITIONS; CERTAIN RULES OF CONSTRUCTION. Certain capitalized terms are used in this Agreement with the specific meanings set forth below in this Section 1. Except as otherwise explicitly specified to the contrary or unless the context clearly requires otherwise, (a) the capitalized term “Section” refers to sections of this Agreement, (b) the capitalized term “Exhibit” refers to exhibits to this Agreement, (c) the capitalized term “Schedule” refers to schedules to this Agreement, (d) references to a particular Section include all subsections thereof, (e) the word “including” shall be construed as “including without limitation”, (f) references to a particular statute or regulation include all rules and regulations thereunder and any successor statute, regulations or rules, in each case as from time to time in effect, and (g) references to a particular Person include such Person’s successors and assigns to the extent not prohibited by this Agreement.

     “AGGREGATE PURCHASE PRICE” is defined in Section 2.2.

     “AGREEMENT” means this Subscription Agreement as from time to time amended, modified and in effect.

     “BENEFIT PLAN” means, at any date, any pension benefit plan subject to Title IV of ERISA maintained, or to which contributions have been made or are required to be made, by any ERISA Group Person within six years prior to such date.

     “BANKRUPTCY COURT” is defined in the recitals to this Agreement.

     “BAUPOST” is defined in the recitals to this Agreement.

     “BY-LAWS” means, with respect to any Person other than an individual, all written by-laws, rules, regulations and all other documents relating to the management, governance or internal regulation of such Person, all as from time to time in effect.

     “CHARTER” means, with respect to any Person other than an individual, the articles of organization, certificate of incorporation, memorandum of association, statute, constitution, joint venture agreement, partnership agreement, trust indenture, limited liability company agreement or other charter document of such Person, each as from time to time in effect.

     “CLOSING” is defined in Section 2.3.

     “CLOSING DATE” means the date on which the Closing occurs.

     “CODE” means the federal Internal Revenue Code of 1986.

     “COMMITMENT LETTER” is defined in the recitals to this Agreement.

     “COMMON SHARES” means an aggregate of 507,045 shares of Common Stock.

     “COMMON STOCK” is defined in the recitals to this Agreement.

     “COMPANY” is defined in the preamble to this Agreement.

     “CONVERSION SHARES” means, at any time, the aggregate number of shares of Common Stock issuable upon conversion of the Notes then outstanding into shares of Common Stock in accordance with the terms of the Notes.

     “ENVIRONMENTAL LAWS” means all applicable federal, state, local or foreign statutes, laws, ordinances, codes, rules, regulations and mandatory guidelines (including consent decrees and administrative orders) relating to public health and safety and protection of the environment, including the federal Occupational Health and Safety Act.

     “ERISA” means the federal Employee Retirement Income Security Act of 1974.

     “ERISA GROUP PERSON” means the Company, any of its Subsidiaries and any Person which is a member of the controlled group or under common control with the Company or any of its Subsidiaries within the meaning of section 414 of the Code or section 4001(a)(14) of ERISA.

     “FINANCIAL STATEMENTS” means the unaudited consolidated balance sheet of Old NationsRent as at April 30, 2003 and the unaudited consolidated statements of income, of changes in partners’ capital and of cash flows of Old NationsRent for the portion of the fiscal year of Old NationsRent then ended.

     “HOLDER” means each registered holder from time to time of any Securities, except for any holder of Securities transferred in violation of the Stockholders Agreement or sold in a registered public offering or to the public under Rule 144 under the Securities Act.

     “MATERIAL ADVERSE CHANGE” means, since any specified date or from the circumstances existing immediately prior to the happening of any specified event, a material adverse change in the business, assets, financial condition, income or prospects of the Company and its Subsidiaries (taken as a whole).

     “MULTIEMPLOYER PLAN” means any Benefit Plan that is a “multiemployer plan” as defined in section 4001(a)(3) of ERISA.

     “NOTES” means $15,211,354 in aggregate principal amount of unsecured convertible subordinated promissory notes issued by the Company in substantially the form of Exhibit B.

     “OLD NATIONSRENT” is defined in the recitals to this Agreement.

     “PERCENTAGE INTEREST” means, with respect to any Subscriber, the quotient (expressed as a percentage) of (a) the portion of the Aggregate Purchase Price specified opposite the name of such Subscriber on Exhibit A, divided by (b) the Aggregate Purchase Price.

     “PERSON” means any present or future natural person or any corporation, association, partnership, joint venture, limited liability, joint stock or other company, business trust, trust, organization, business or government or any governmental agency or political subdivision thereof.

     “PLAN” is defined in the recitals to this Agreement.

     “PREFERRED STOCK” is defined in the recitals to this Agreement.

     “PREFERRED SHARES” means an aggregate of 24,225 shares of Preferred Stock.

     “PROPRIETARY RIGHTS” is defined in Section 3.1.11.

     “RESTRICTED STOCK PLAN” means the 2003 Restricted Stock Plan of NR Holdings, Inc., as amended and in effect from time to time.

     “SECURITIES” means each of the Common Shares, the Preferred Shares and the Notes.

     “SECURITIES ACT” means the federal Securities Act of 1933.

     “STOCKHOLDERS AGREEMENT” means the Stockholders’ Agreement dated as of June 13, 2003, as amended and in effect from time to time, among the Company and the stockholders of the Company from time to time party thereto.

     “SUBSCRIBERS” is defined in the preamble to this Agreement.

     “SUBSIDIARY” means any Person of which the Company (or other specified Person) shall at the time, directly or indirectly through one or more of its Subsidiaries, (a) own at least 50% of the outstanding capital stock (or other shares of beneficial interest) entitled to vote generally, (b) hold at least 50% of the partnership, limited liability company, joint venture or similar interests or (c) be a general partner, manager or joint venturer.

2. SALE AND PURCHASE OF SECURITIES.

     2.1. SUBSCRIPTION. On the terms and subject to the conditions hereof, the Company hereby agrees to sell to each Subscriber, and each Subscriber hereby agrees to purchase from the Company:

     (a) the number of Common Shares specified opposite the name of such Subscriber on Exhibit A at the purchase price per share of $80;

     (b) the number of Preferred Shares specified opposite the name of such Subscriber on Exhibit A at the purchase price per share of $1,000; and

     (c) the aggregate principal amount of Notes specified opposite the name of such Subscriber on Exhibit A.

     2.2. AGGREGATE PURCHASE PRICE. The aggregate purchase price payable by the Subscribers for the Securities to be purchased hereunder is $80,000,000 (the “Aggregate Purchase Price”), and the portion of the Aggregate Purchase Price payable by each Subscriber for the Securities to be purchased by such Subscriber hereunder is specified opposite the name of such Subscriber on Exhibit A.

     2.3. CLOSING. The closing of the sale and purchase of the Securities (the “Closing”) shall take place at such place and on such date on or prior to June 30, 2003 as the Company and the Subscribers may mutually determine. On the Closing Date, against payment by each Subscriber to the Company of the portion of the Aggregate Purchase Price specified opposite such Subscriber’s name on Exhibit A by wire transfer of immediately available funds, the Company will deliver to such Subscriber (a) a certificate representing the number of Common Shares specified opposite the name of such Subscriber on Exhibit A, (b) a certificate representing the number of Preferred Shares specified opposite the name of such Subscriber on Exhibit A and (c) a Note payable to such Subscriber in the principal amount specified opposite the name of such Subscriber on Exhibit A.

3. REPRESENTATIONS AND WARRANTIES.

     3.1. REPRESENTATIONS AND WARRANTIES OF COMPANY. The Company hereby represents and warrants to the Subscribers that:

     3.1.1. ORGANIZATION. Each of the Company and its Subsidiaries is a corporation, limited partnership or limited liability company (a) duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and (b) qualified to do business as a foreign corporation, limited partnership or limited liability company in each jurisdiction in which such qualification is required, except for such failures to be so qualified as would not, in the aggregate, result, or create a material risk of resulting, in a Material Adverse Change. Each of the Company and its Subsidiaries has all required power and authority, corporate, limited partnership, limited liability company or otherwise, (i) to own its property, (ii) to carry on its business as presently conducted or proposed to be conducted and (iii) in the case of the Company, to carry out the transactions contemplated hereby. The Company has made available to the Subscribers true and complete copies of the Charter and By-laws of each of the Company and its Subsidiaries, in each case as amended and in effect on the date hereof, and such documents will be in effect in such form on the Closing Date.

     3.1.2. AUTHORIZATION; ENFORCEABILITY. The Company has taken all corporate action required to authorize the execution and delivery of this Agreement and the performance of its obligations hereunder, including the issuance of the Securities. This Agreement has been duly authorized, executed and delivered by the Company and is the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

     3.1.3. CAPITALIZATION. When issued in accordance with the terms of this Agreement, the Securities will be duly authorized, validly issued and outstanding, fully paid and nonassessable. There are no preemptive rights with respect to the issuance or sale by the Company of the Securities which have not been waived. Immediately after each of the consummation of the Plan (and all related transactions) and the Closing:

     (a) the entire authorized capital stock of the Company will consist of (i) 3,000,000 shares of Common Stock, of which 1,540,697             shares will be issued and outstanding, and (ii) 1,000,000 shares of Preferred Stock, of which 72,002 shares will be issued and outstanding;

     (b) the Company will hold no shares of Common Stock and no shares of Preferred Stock in its treasury;

     (c) the Company will have reserved 62,857 shares of Common Stock for issuance upon conversion of the Notes;

     (d) there will be no outstanding warrants, options or other rights to purchase or acquire from the Company, or exercisable or exchangeable for or convertible into, any shares of Common Stock or Preferred Stock, except for (i) the Notes, (ii) unsecured convertible subordinated promissory notes (other than the Notes) issued by the Company in an aggregate principal amount of 30,000,000, (iii) shares of Common Stock reserved for issuance under the Restricted Stock Plan;

     (e) there will be no restrictions on the transfer or voting of any shares of Common Stock or Preferred Stock, except as (i) set forth in (A) the Stockholders Agreement, (B) the Call Agreement dated as of June 13, 2003 between the Company and Perry Mandarino, as trustee of the NationsRent Unsecured Creditor’s Liquidating Trust, a Delaware business trust, or (C) the Restricted Stock Plan or (ii) imposed by applicable securities laws; and

     (f) there will be no existing rights with respect to registration under the Securities Act of any securities of the Company.

     3.1.4. SECURITIES LAWS MATTERS. Assuming that the representations and warranties of the Subscribers contained in Section 3.2 are true and correct, the offer, issuance and sale of the Securities by the Company to the Subscribers are, and will be as of the Closing, exempt from the registration and prospectus delivery requirements of the Securities Act, and have been, or will be as of the Closing, registered or qualified (or are, or will be as of the Closing, exempt from registration and qualification) under the registration, permit or qualification requirements of all applicable state blue sky and securities laws. The Company has not violated the Securities Act or any state blue sky or securities laws in connection with the issuance of any securities of the Company.

     3.1.5. SUBSIDIARIES. Schedule 3.1.5 sets forth a true and correct list of the name and jurisdiction of organization of each Subsidiary of the Company.

     3.1.6. FINANCIAL STATEMENTS. The Company has previously made available to the Subscribers copies of the Financial Statements. The Financial Statements (a) were prepared in accordance with (i) the books and records of Old NationsRent and its Subsidiaries and (ii) generally accepted accounting principles consistently applied throughout the period involved and (b) fairly present in all material respects the financial condition of Old NationsRent and its Subsidiaries at the date thereof and the results of operations for the period indicated; provided, however, that the Financial Statements are subject to normal year-end audit adjustments and the addition of footnotes.

     3.1.7. NO MATERIAL ADVERSE CHANCE. There has been (a) no Material Adverse Change since April 30, 2003 and (b) no material change in the ability of the Company and its Subsidiaries to operate after the Effective Date (as defined in the Plan).

     3.1.8. TITLE TO PROPERTY. The Company has (a) good and marketable fee simple title to or valid leasehold interests in all of its real property and (b) good and marketable title or valid leasehold interests to all of its other property (including all real and other property, in each case as reflected in the Financial Statements), (i) except in the case of clause (b) above, properties disposed of since April 30, 2003 in the ordinary course of business or as contemplated by the Plan and (ii) in the case of clauses (a) and (b) above, subject to no liens other than permitted under the Company’s credit facility with its senior lenders. Each of the Company and its Subsidiaries enjoy peaceful and undisturbed possession of all their real property, and there is no pending or, to the actual knowledge of the Company and its Subsidiaries, threatened condemnation proceeding relating to any such real property that could reasonably be expected to result in a Material Adverse Change. None of the leases with respect to the leased property contains provisions which have resulted, or could reasonably be expected to result, in a Material Adverse Change. All of the structures and other tangible assets owned, leased or used by the Company or any of its Subsidiaries in the conduct of its business are (A) insured to the extent and in a manner customary in the industry in which the Company or such Subsidiary is engaged, (B) structurally sound with no known defects, (C) in good operating condition and repair, subject to ordinary wear and tear, (D) not in need of maintenance or repair except for ordinary, routine maintenance and repair the cost of which is immaterial, (E) sufficient for the operation of the businesses of the Company and its Subsidiaries as currently conducted and (F) in conformity with all applicable laws, ordinances, orders, regulations and other requirements (including applicable zoning, environmental, motor vehicle safety, occupational safety and health laws and regulations) relating thereto, in each case except where the failure to so comply or so conform could not reasonably be expected to result in a Material Adverse Change.

     3.1.9. TAX MATTERS. Each of the Company and its Subsidiaries has filed, or caused to be filed, all material tax returns (federal, state, local and foreign) required to be filed and paid all amounts of taxes shown thereon to be due (including interest and penalties) and has paid all other material taxes, fees, assessments and other governmental charges (including mortgage recording taxes, documentary stamp taxes and intangibles taxes) owing by it, except for such taxes (a) which are not yet delinquent or (b) which are being contested in good faith and by proper proceedings and against which adequate reserves are being maintained in accordance with generally accepted accounting principles. Neither the Company nor any of its Subsidiaries is aware of any proposed tax assessments against the Company or any of its Subsidiaries that could reasonably be expected to result in a Material Adverse Change.

     3.1.10. AFFILIATE TRANSACTIONS. Except as set forth on Schedule 3.1.10, neither the Company nor any of its Subsidiaries is a party to, or bound by, any agreement or arrangement (whether oral or written) to which any affiliate of the Company or any of its Subsidiaries is a party, except (a) in the ordinary course, and pursuant to the reasonable requirements, of the business of the Company or such Subsidiary, as the case may be, and (b) upon fair and reasonable terms no less favorable to the Company or such Subsidiary, as the case may be, than the Company or such Subsidiary, as the case may be, could obtain in a comparable arm’s-length transaction with an unaffiliated Person.

     3.1.11. INTELLECTUAL PROPERTY. Each of the Company and its Subsidiaries possesses adequate assets, licenses, patents, patent applications, copyrights, service marks, trademarks and tradenames to continue to conduct its business as heretofore conducted by it. Schedule 3.1.11 sets forth (a) all of the material, federal, state and foreign registrations of trademarks, service marks and other marks, and trade names of the Company and its Subsidiaries, and all pending applications for any such registrations, (b) all of the material patents of the Company and its Subsidiaries and all pending applications therefor and (c) all other material trademarks, service marks and other marks, and trade names used by the Company or any of its Subsidiaries in connection with its business (collectively, the “Proprietary Rights”). The Company and its Subsidiaries are collectively the owners of each of the trademarks listed on Schedule 3.1.11 as indicated on such Schedule, and no other Person has the right to use any of such marks in commerce either in the identical form or in such near resemblance thereto as may be likely to cause confusion or to cause mistake or to deceive. Each of the trademarks listed on Schedule 3.1.11 is a federally registered trademark of the Company or one or more of its Subsidiaries and has the registration number and issue date set forth on Schedule 3.1.11. The Proprietary Rights listed on Schedule 3.1.11 are all those used in the businesses of the Company and its Subsidiaries. Except as disclosed on Schedule 3.1.11, no Person (other than the Company or one or more of its Subsidiaries) has a right to receive any royalty or similar payment in respect of any Proprietary Rights pursuant to any contractual arrangements entered into by the Company or any of its Subsidiaries, and no Person otherwise has a right to receive any royalty or similar payment in respect of any such Proprietary Rights except as disclosed on Schedule 3.1.11. Neither the Company nor any of its Subsidiaries has granted any license or sold or otherwise transferred any interest in any of the Proprietary Rights to any other Person (other than the Company or one or more of its Subsidiaries), except for any license granted in the ordinary course of business, the granting of which could not reasonably be expected to result in a Material Adverse Change. To the actual knowledge of the Company, the use of each of the Proprietary Rights by the Company and its Subsidiaries is not infringing upon or otherwise violating the rights of any third party in or to such Proprietary Rights, and no proceeding has been instituted against or notice received by the Company or any of its Subsidiaries that is presently outstanding alleging that the use of any of the Proprietary Rights infringes upon or otherwise violates the rights of any third party in or to any of the Proprietary Rights. Neither the Company nor any of its Subsidiaries has given notice to any Person that it is infringing on any of the Proprietary Rights, and to the actual knowledge of the Company, no Person is infringing on any of the Proprietary Rights. All of the Proprietary Rights of the Company and its Subsidiaries are valid and enforceable rights of the Company and its Subsidiaries and will not cease to be valid and in full force and effect by reason of the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

     3.1.12. EFFECT OF TRANSACTIONS. Each of the execution, delivery and performance (including the issuance, sale and delivery of the Securities hereunder) by the Company of this Agreement does not and will not, with or without the passage of time or the giving of notice or both, (a) violate any provision of law, statute, rule or regulation or any ruling, writ, injunction, order, judgment or decree of any court, administrative agency or other governmental body or (b) conflict with or result in any breach of any of the terms, conditions or provisions of, or constitute a default (or give rise to any right of termination, cancellation or acceleration) under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of the Company or any of its Subsidiaries under its Charter or By-laws or under any note, indenture, mortgage, lease, agreement, contract, purchase order or other instrument, document or agreement to which the Company or any of its Subsidiaries is a party or by which it or any of its property is bound or affected.

     3.1.13. NO GOVERNMENTAL CONSENT OR APPROVAL REQUIRED. Except for federal or state securities law filings which have been made or which will be made in a timely manner, no authorization, consent, approval or other order of, declaration to, or filing with, any governmental agency or body is required for or in connection with the valid and lawful (a) authorization, execution and delivery by the Company of this Agreement or (b) authorization, issuance, sale and delivery by the Company of the Securities.

     3.1.14. LITIGATION. Except as set forth on Schedule 3.1.14, no judgments, orders, writs or decrees are outstanding against the Company or any of its Subsidiaries nor is there now pending or, to the actual knowledge of the Company, threatened any litigation, contested claim, investigation, arbitration or governmental proceeding by or against the Company or any of its Subsidiaries, except judgments and pending or threatened litigation, contested claims, investigations, arbitrations and governmental proceedings which could not reasonably be expected to result in a Material Adverse Change.

     3.1.15. LICENSES, etc. Each of the Company and its Subsidiaries has all material franchises, permits, licenses and other rights and privileges necessary to permit it to own its property and to conduct its business as currently conducted or proposed to be conducted. Neither the Company nor any of its Subsidiaries is in violation of any material law, regulation, authorization or order of any public authority relevant to the ownership of its properties or the carrying on of its present business which in the aggregate would result, or create a material risk of resulting, in a Material Adverse Change.

     3.1.16. ENVIRONMENTAL REGULATIONS. To the knowledge of the Company, each of the Company and its Subsidiaries is in compliance in all material respects with all Environmental Laws in effect in any jurisdiction in which any properties of the Company or any of its Subsidiaries are located or where any of them conducts its business, and with all applicable published rules and regulations (and applicable standards and requirements) of the federal Environmental Protection Agency and of any similar agencies in states in which the Company or any of its Subsidiaries conducts its business, in each case other than those instances of noncompliance which in the aggregate have not resulted, and do not create a material risk of resulting, in a Material Adverse Change.

     3.1.17. LABOR RELATIONS. No dispute or controversy between the Company or any of its Subsidiaries and any of their respective employees has resulted, or is reasonably likely to result, in any Material Adverse Change, and neither the Company nor any of its Subsidiaries anticipates that its relationships with its unions or employees will result, or are reasonably likely to result, in any Material Adverse Change. Each of the Company and its Subsidiaries is in compliance in all material respects with all United States federal and state and foreign laws with respect to (a) non-discrimination in employment with which the failure to comply, in the aggregate, has resulted, or creates a material risk of resulting, in a Material Adverse Change and (b) the payment of wages.

     3.1.18. BENEFIT PLANS. Each Benefit Plan (other than a Multiemployer Plan) and, to the knowledge of the Company and its Subsidiaries, each Multiemployer Plan is in material compliance with the applicable provisions of ERISA and the Code. Each Multiemployer Plan and each Benefit Plan that constitutes a “defined benefit plan” (as defined in ERISA) are set forth in Schedule 3.1.18. Each ERISA Group Person has met all of the funding standards applicable to all

     Benefit Plans that are not Multiemployer Plans, and no condition exists which would permit the institution of proceedings to terminate any Benefit Plan that is not a Multiemployer Plan under section 4042 of ERISA. To the knowledge of the Company and its Subsidiaries, no Benefit Plan that is a Multiemployer Plan is currently insolvent or in reorganization or has been terminated within the meaning of ERISA.

     3.1.19. BANKRUPTCY ISSUES. The Plan has been confirmed by the Bankruptcy Court. Prior to or contemporaneously with the Closing, (a) all the conditions precedent to consummation of the Plan as set forth in the Plan will have been satisfied, (b) the Plan will have been consummated and (c) Old NationsRent and its Subsidiaries will have emerged from bankruptcy protection in accordance with Title 11 of the United States Code.

     3.1.20. DISCLOSURE. Neither this Agreement nor any financial statement, report, notice or certificate furnished or to be furnished to Baupost or the Subscribers by or on behalf of the Company or any of its Subsidiaries in connection with this Agreement, the Plan or the transactions contemplated hereby or thereby, contains any untrue statement of material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances under which they were made. Except as disclosed in this Agreement or the Plan, no fact is actually known to the Company or any of its Subsidiaries which has resulted, or in the future (so far as the Company or any of its Subsidiaries can reasonably foresee) will result, or creates a material risk of resulting, in a Material Adverse Change.

     3.2. REPRESENTATIONS AND WARRANTIES OF SUBSCRIBERS. Each Subscriber represents and warrants to the Company that:

     3.2.1. ORGANIZATION. Such Subscriber (a) is a limited liability company duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and (b) has all required power and authority, limited liability company or otherwise, (i) to own its property, (ii) to carry on its business as presently conducted or proposed to be conducted and (iii) to carry out the transactions contemplated hereby.

     3.2.2. AUTHORIZATION; ENFORCEABILITY. Such Subscriber has taken all limited liability company action required to authorize the execution and delivery of this Agreement and the performance of its obligations hereunder. This Agreement has been duly authorized, executed and delivered by such Subscriber and is the legal, valid and binding obligation of such Subscriber, enforceable against such Subscriber in accordance with its terms.

     3.2.3. SECURITIES LAWS MATTERS. Such Subscriber has been advised that the Securities have not been registered under the Securities Act or any state securities laws and, therefore, cannot be resold unless they are registered under the Securities Act and applicable state securities laws or unless an exemption from such registration requirements is available. Such Subscriber is aware that the Company is under no obligation to effect any such registration with respect to any of the Securities or to file for or comply with any exemption from registration. Such Subscriber is purchasing the Securities for its own account and not with a view to, or for resale in connection with, the distribution thereof in violation of the Securities Act. Such Subscriber has such knowledge and experience in financial and business matters that such Subscriber is capable of evaluating the merits and risks of such investment, is able to incur a complete loss of such investment and is able to bear the economic risk of such investment for an indefinite period of time. Such Subscriber is an “accredited investor” as that term is defined in Regulation D under the Securities Act.

4. CONDITIONS TO SALE AND PURCHASE OF SECURITIES.

     4.1. CONDITIONS TO SALE OF SECURITIES. The obligations of the Company to issue and sell the Securities hereunder shall be subject to the satisfaction of the following conditions:

     4.1.1. REPRESENTATIONS AND WARRANTIES. All the representations and warranties of each Subscriber contained in this Agreement shall be true and correct as of the Closing, and the consummation of the purchase by such Subscriber of Securities hereunder shall constitute a reaffirmation by such Subscriber that all the representations and warranties of such Subscriber contained in this Agreement are true and correct as of the Closing.

     4.1.2. STOCKHOLDERS AGREEMENT. Each Subscriber shall have duly executed and delivered to the Company the Stockholders Agreement.

     4.1.3. GENERAL. The Company shall have received copies of all documents which the Company may have reasonably requested from the Subscribers in connection with the transactions contemplated by this Agreement, such documents where appropriate to be certified by proper limited liability company or governmental authorities.

     4.2. CONDITIONS TO PURCHASE OF SECURITIES. The obligations of each Subscriber to purchase and pay for the Securities to be purchased by it hereunder shall be subject to the satisfaction of the following conditions:

     4.2.1. REPRESENTATIONS AND WARRANTIES. All the representations and warranties of the Company contained in this Agreement shall be true and correct as of the Closing, and the consummation of the sale by the Company of Securities hereunder shall constitute a reaffirmation by the Company that all the representations and warranties of the Company contained in this Agreement are true and correct as of the Closing.

     4.2.2. STOCKHOLDERS AGREEMENT. The Company and each other party to the Stockholders Agreement (other than the Subscribers) shall have duly executed and delivered to such Subscriber the Stockholders Agreement.

     4.2.3. PAYMENT OF FEES. The Company shall have paid (a) the fees described in Sections 5.3.1 and 5.3.2 and (b) all fees and expenses of the Subscribers (including fees and disbursements of counsel to the Subscribers) which the Company is required to pay pursuant to this Agreement and for which statements have been rendered on or prior to the Closing Date.

     4.2.4. PROPER PROCEEDINGS. This Agreement and the transactions contemplated hereby shall have been authorized by all necessary corporate or other proceedings. All necessary consents, approvals and authorizations of any governmental or administrative agency or any other Person of any of the transactions contemplated hereby shall have been obtained and shall be in full force and effect.

     4.2.5. GENERAL. Such Subscriber shall have received copies of all documents which the Company may have reasonably requested from the Subscribers in connection with the transactions contemplated by this Agreement, such documents where appropriate to be certified by proper corporate or governmental authorities.

5. COVENANTS.

     5.1. RESERVATION OF COMMON STOCK. The Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the Notes into Conversion Shares, such number of shares of Common Stock as shall from time to time be sufficient to effect the issuance of the Conversion Shares, and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the issuance of the Conversion Shares, the Company shall take such corporate action as may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for the purpose.

     5.2. BOOKS, RECORDS AND ACCOUNTS. The Company shall, and shall cause its Subsidiaries to, keep on an appropriate basis appropriate books, records and accounts.

     5.3. FEES, EXPENSES AND INDEMNITIES.

     5.3.1. COMMITMENT FEE. On the Closing Date, the Company shall pay to the Subscribers pro rata in accordance with their respective Percentage Interests a commitment fee in the aggregate amount of 1,600,000.

     5.3.2. CLOSING FEE. On the Closing Date, the Company shall issue to the Subscribers pro rata in accordance with their respective Percentage Interests an aggregate of 33,634 shares of Common Stock (in addition to the Common Shares to be purchased by the Subscribers hereunder).

     5.3.3. EXPENSES. Whether or not the transactions contemplated hereby shall be consummated, the Company will pay:

     (a) all reasonable expenses of the Subscribers (including reasonable fees and disbursements of the counsel to the Subscribers) in connection with the issuance of the Securities, including the negotiation, preparation and duplication of this Agreement, the transactions contemplated hereby and amendments, waivers, consents and other operations hereunder;

     (b) all recording and filing fees and transfer and documentary stamp and similar taxes at any time payable in respect of the issuance of Securities or this Agreement; and

     (c) all other reasonable expenses incurred by any Subscriber or any other Holder in connection with the enforcement of any rights hereunder or under any Securities or any work-out negotiations relating to the Securities, including costs of collection and reasonable attorneys’ fees and expenses.

     5.3.4. INDEMNITY. The Company agrees to indemnify and hold harmless each Subscriber and each other Holder from and against all losses, damages, liabilities and expenses (including reasonable attorneys’ fees and charges) resulting from any breach of any representation, warranty or agreement of the Company in this Agreement or any misrepresentation by the Company in this Agreement. Each Subscriber agrees to indemnify and hold harmless the Company from and against all losses, damages, liabilities and expenses (including reasonable attorneys’ fees and charges) resulting from any breach of any representation, warranty or agreement of such Subscriber in this Agreement or any misrepresentation by such Subscriber in this Agreement.

6. RESTRICTIONS ON TRANSFER.

     6.1. RESTRICTIVE LEGEND. Each Subscriber acknowledges and agrees that the Securities and the Conversion Shares shall bear a legend in substantially the following form:

     “THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE OFFERED OR SOLD, UNLESS IT HAS BEEN REGISTERED UNDER SUCH SECURITIES ACT OR UNLESS AN EXEMPTION FROM REGISTRATION IS AVAILABLE. THIS SECURITY IS SUBJECT TO RESTRICTIONS ON TRANSFER, VOTING RESTRICTIONS AND OTHER TERMS AND CONDITIONS SET FORTH IN THE STOCKHOLDERS’ AGREEMENT DATED AS OF JUNE 13, 2003, AS AMENDED FROM TIME TO TIME, A COPY OF WHICH MAY BE EXAMINED AT THE COMPANY’S PRINCIPAL EXECUTIVE OFFICES.”

     6.2. TERMINATION OF RESTRICTIONS; REMOVAL OF LEGENDS. The restrictions upon transferability of the Securities described in the restrictive legends set forth in Section 6.1 shall cease and terminate as to any particular Securities when (a) in the written opinion of Ropes & Gray, LLP or other counsel reasonably acceptable to the Company, such restrictions are no longer required in order to assure compliance with the Securities Act or (b) such Securities shall have been registered under the Securities Act or transferred pursuant to Rule 144 thereunder. Whenever (i) such restrictions shall cease and terminate as to any Securities or (ii) such Securities shall be transferable under paragraph (k) of Rule 144 under the Securities Act, the holder thereof shall be entitled to receive from the Company, without expense, a new certificate representing the applicable Common Shares, Preferred Shares or Conversion Shares or a new Note, as the case may be, not bearing the legend set forth in Section 6.1.

7. TERMINATION. If the Closing has not occurred on or prior to June 30, 2003, then this Agreement shall immediately terminate and be of no further force or effect.

8. GENERAL PROVISIONS.

     8.1. NOTICES. Except as otherwise specified in this Agreement, any notice required to be given pursuant to this Agreement shall be given in writing. Any notice, consent, approval, demand or other communication in connection with this Agreement shall be deemed to be given if given in writing (including by telecopy) addressed as provided below (or to the addressee at such other address as the addressee shall have specified by notice actually received by the addressor), and if either (a) actually delivered in fully legible form to such address or (b) in the case of a letter, five days shall have elapsed after the same shall have been deposited in the United States mails, with first-class postage prepaid and registered or certified.

     If to the Company, to it at:

450 East Las Olas Boulevard, 14th Floor
Fort Lauderdale, FL 33301
Attention: General Counsel
Facsimile: (954) 759-6992

     with a copy to:

Stroock & Stroock & Lavan LLP
180 Maiden Lane
New York, NY 10038-4982
Attention: Mark A. Rosenbaum, Esq.
Facsimile: (212) 806-6006

     If to any Subscriber, to it at:

c/o The Baupost Group, L.L.C.
10 St. James Avenue, Suite 2000
Boston, MA 02116
Attention: Messrs. Thomas W. Blumenthal and James F. Mooney
Facsimile: (617) 451-7333

     with a copy to:

Ropes & Gray LLP
One International Place
Boston, MA 02110-2624
Attention: Collin J. Beecroft, Esq.
Facsimile: (617) 951-7050

     8.2. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns; provided, however, that: (a) the Company may not assign any of its rights or obligations hereunder without the prior written consent of the Subscribers; (b) prior to the Closing, no Subscriber may assign any of its rights or obligations hereunder; (c) after the Closing and on or prior to the date that is six months after the Closing Date, any Subscriber may assign any of its rights or obligations hereunder to any Person in connection with a transfer of Securities in compliance with the terms and conditions of Section 6 and the Stockholders Agreement; and (d) after the date that is six months after the Closing Date, no Subscriber may assign any of its rights or obligations hereunder to any Person other than an affiliate of such Subscriber.

     8.3. COURSE OF DEALING; NO IMPLIED WAIVERS; AMENDMENTS. No course of dealing between the Company or any of its Subsidiaries, on one hand, and any Subscriber, on the other hand, shall operate as a waiver of any party’s rights under this Agreement or any of the Securities. In particular, no delay or omission on the part of any party hereto in exercising any right under this Agreement or any of the Securities shall operate as a waiver of such right or any other right hereunder or thereunder. A waiver on any one occasion shall not be construed as a bar to or waiver of any right or remedy on any future occasion. Prior to the Closing, no waiver, consent or amendment with respect to this Agreement shall be binding unless it is in writing and signed by (a) the Company and (b) the Subscribers holding a majority of the Percentage Interests. After the Closing, no waiver, consent or amendment with respect to this Agreement shall be binding unless it is in writing and signed by (i) the Company, (ii) the Holders of a majority of the Common Shares and Conversion Shares then outstanding, (iii) the Holders of a majority of the Preferred Shares then outstanding and (iv) the Holders of a majority of the aggregate principal amount of the Notes then outstanding.

     8.4. NO STRICT CONSTRUCTION. The parties have participated jointly in the negotiation and drafting of this Agreement with counsel sophisticated in financing transactions. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

     8.5. VENUE; SERVICE OF PROCESS; CERTAIN WAIVERS. Each of the Company and the Subscribers:

     (a) irrevocably submits to the nonexclusive jurisdiction of the state courts of The Commonwealth of Massachusetts and to the nonexclusive jurisdiction of the federal courts of the United States of America sitting in The Commonwealth of Massachusetts for the purpose of any suit, action or other proceeding arising out of or based upon this Agreement, the Securities or the subject matter hereof or thereof,

     (b) waives to the extent not prohibited by applicable law that cannot be waived, and agrees not to assert, by way of motion, as a defense or otherwise, in any such proceeding brought in any of the above-named courts, any claim that it is not subject personally to the jurisdiction of such court, that its property is exempt or immune from attachment or execution, that such proceeding is brought in an inconvenient forum, that the venue of such proceeding is improper, or that this Agreement, the Securities or the subject matter hereof or thereof, may not be enforced in or by such court;

     (c) consents to service of process in any such proceeding in any manner at the time permitted by the laws of The Commonwealth of Massachusetts and agrees that service of process by registered or certified mail, return receipt requested, at its address specified in or pursuant to Section 8.1 is reasonably calculated to give actual notice; and

     (d) waives to the extent not prohibited by applicable law that cannot be waived any right it may have to claim or recover in any such proceeding any special, exemplary, punitive or consequential damages.

     8.6. WAIVER OF JURY TRIAL. TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW THAT CANNOT BE WAIVED, EACH OF THE COMPANY AND THE SUBSCRIBERS WANES, AND COVENANTS THAT IT WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE), ANY RIGHT TO TRIAL BY JURY IN ANY FORUM IN RESPECT OF ANY ISSUE, CLAIM OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE SECURITIES OR THE CONDUCT OF THE PARTIES HERETO, WHETHER NOW EXISTING OR HEREAFTER ARISING AND WHETHER IN CONTRACT, TORT OR OTHERWISE. The Company acknowledges that it has been informed by the Subscribers that the foregoing sentence constitutes a material inducement upon which the Subscribers have relied and will rely in entering into this Agreement and purchasing the Securities hereunder. Each of the Company and the Subscribers may file an original counterpart or a copy of this Agreement with any court as written evidence of the consent of the Company and the Subscribers to the waiver of their rights to trial by jury.

     8.7. INTERPRETATION; GOVERNING LAW; etc. Time is (and shall be) of the essence in this Agreement. All covenants, agreements, representations and warranties made by the Company in this Agreement and the Securities shall be deemed to have been relied on by the Subscribers, notwithstanding any investigation made by any Subscriber on its behalf, and shall survive the execution and delivery to the Subscribers hereof and thereof; provided, however, that the representations and warranties made by the Company in this Agreement shall survive only until the third anniversary of the Closing Date. The invalidity or unenforceability of any provision hereof shall not affect the validity or enforceability of any other provision hereof, and any invalid or unenforceable provision shall be modified so as to be enforced to the maximum extent of its validity or enforceability. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof. This Agreement, the Securities, the Plan and the Commitment Letter constitute the entire understanding of the parties with respect to the subject matter hereof and thereof and supersede all prior and contemporaneous understandings and agreements, whether written or oral, with respect to such subject matter. This Agreement may be executed in any number of counterparts which together shall constitute one instrument. This Agreement and the Securities, and any issue, claim or proceeding arising out of or relating to this Agreement or the Securities or the conduct of the parties hereto, whether now existing or hereafter arising and whether in contract, tort or otherwise, shall be governed by and construed in accordance with the laws (other than the conflict of laws rules) of the State of New York.

     [The remainder of this page is intentionally left blank.]

     IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed and delivered by its duly authorized officer as an agreement under seal as of the date first above written.

COMPANY:	NR HOLDINGS, INC.

By

Title:

SUBSCRIBERS:	BAUPOST PRIVATE INVESTMENTS A-1, L.L.C.

By Baupost Limited Partnership 1983 A-1, its sole Member

By The Baupost Group, L.L.C. its Managing General Partner

By

Thomas W. Blumenthal Managing Director

BAUPOST PRIVATE INVESTMENTS B-1, L.L.C.

By Baupost Limited Partnership 1983 B-1, its sole Member

By The Baupost Group, L.L.C. its Managing General Partner

By

Thomas W. Blumenthal Managing Director

BAUPOST PRIVATE INVESTMENTS C-1, L.L.C.

By Baupost Limited Partnership 1983 C-1, its sole Member
By The Baupost Group, L.L.C. its Managing General Partner

By

Thomas W. Blumenthal Managing Director

By The Baupost Group, L.L.C. its Managing General Partner

By

Thomas W. Blumenthal Managing Director

BAUPOST PRIVATE INVESTMENTS H-1, L.L.C.

By HB Institutional Limited Partnership its sole Member

By The Baupost Group, L.L.C. its Managing General Partner

By

Thomas W. Blumenthal Managing Director

BAUPOST PRIVATE INVESTMENTS P-1, L.L.C.

By PB Institutional Limited Partnership its sole Member

By The Baupost Group, L.L.C. its Managing General Partner

By

Thomas W. Blumenthal Managing Director

BAUPOST PRIVATE INVESTMENTS Y-1, L.L.C.

By YB Institutional Limited Partnership its sole Member

By The Baupost Group, L.L.C. its Managing General Partner

By

Thomas W. Blumenthal Managing Director

BAUPOST PRIVATE INVESTMENTS BV1-1, L.L.C.

By Baupost Value Partners, L.P.-1 its sole Member

By The Baupost Group, L.L.C. its Managing General Partner

By

Thomas W. Blumenthal Managing Director

BAUPOST PRIVATE INVESTMENTS BV11-1, L.L.C.

By Baupost Value Partners, L.P.-11 its sole Member

By The Baupost Group, L.L.C. its Managing General Partner

By

Thomas W. Blumenthal Managing Director

BAUPOST PRIVATE INVESTMENTS BV111-1, L.L.C.

By Baupost Value Partners, L.P.-111 its sole Member

Exhibit A

SUBSCRIBERS

				Portion of
	Number of	Number of	Principal	Aggregate
Subscriber	Common Shares	Preferred Shares	Amount of Notes	Purchase Price
Baupost Private	68,104	3,254	$2,043,121	$10,745,441
Investments A-1, L.L.C.
Baupost Private	33,728	1,611	$1,011,840	$5,321,080
Investments B-1, L.L.C.
Baupost Private	172,933	8,263	$5,187,992	$27,285,632
Investments C-1, L.L.C.
Baupost Private	77,304	3,693	$2,319,121	$12,196,441
Investments H-1, L.L.C.
Baupost Private	36,152	1,727	$1,084,560	$5,703,720
Investments P-1, L.L.C.
Baupost Private	25,485	1,218	$764,550	$4,021,350
Investments Y-1, L.L.C.
Baupost Private	44,464	2,124	$1,333,920	$7,015,040
Investments BV1-1, L.L.C.
Baupost Private	28,955	1,383	$868,650	$4,568,050
Investments BVII-1, L.L.C.
Baupost Private	19,920	952	$597,600	$3,143,200
Investments BVIII-1, L.L.C.

Total	507,045	24,225	$15,211,354	$79,999,954

Exhibit B

PROMISSORY NOTE

NEITHER THIS PROMISSORY NOTE NOR THE SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION OF THIS PROMISSORY NOTE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE, AND THIS PROMISSORY NOTE CANNOT BE SOLD OR TRANSFERRED, AND THE SHARES ISSUABLE UPON CONVERSION OF THIS PROMISSORY NOTE CANNOT BE SOLD OR TRANSFERRED, UNLESS AND UNTIL THEY ARE SO REGISTERED OR UPON RECEIPT OF AN OPINION OF COUNSEL, SATISFACTORY TO THE MAKER, THAT SUCH REGISTRATION IS NOT THEN REQUIRED UNDER THE CIRCUMSTANCES OF SUCH SALE OR TRANSFER. EXCEPT AS PROVIDED HEREIN, NO TRANSFER OF THE SHARES REPRESENTED HEREBY SHALL BE MADE WITHOUT THE PRIOR APPROVAL OF THE MAKER.

THE SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION OF THIS NOTE WILL BE SUBJECT TO RESTRICTIONS ON TRANSFER, VOTING RESTRICTIONS AND OTHER TERMS AND CONDITIONS SET FORTH IN THAT CERTAIN STOCKHOLDERS’ AGREEMENT DATED AS OF JUNE ___, 2003, AS AMENDED FROM TIME TO TIME, A COPY OF WHICH MAY BE EXAMINED AT MAKER’S PRINCIPAL EXECUTIVE OFFICES.

THIS NOTE IS A SUBORDINATED NOTE AND IS SUBJECT TO THE SUBORDINATION PROVISIONS CONTAINED IN ARTICLE IV AND CERTAIN OTHER SECTIONS OF THIS NOTE.

UNSECURED CONVERTIBLE SUBORDINATED PROMISSORY NOTE

Note No. ___	New York, New York
$30,000,000	As of June ___, 2003

     FOR VALUE RECEIVED, NR HOLDINGS, INC., a Delaware corporation (“Maker”), promises to pay to ___(“Payee”), in lawful money of the United States of America, the principal sum of THIRTY MILLION DOLLARS ($30,000,000), together with interest (calculated on the basis of a year of 365 or 366 days, as applicable, and charged for the actual number of days elapsed) in arrears on the unpaid principal balance in the manner provided below. This Note is one of a series of similar promissory notes (collectively, the “Sub Notes”) executed and delivered pursuant to and in accordance with the terms of the First Amended Joint Plan of Reorganization of NationsRent, Inc. (“NationsRent”), and NationsRent USA, Inc., NationsRent Transportation Services, Inc., NR Delaware, Inc., NRGP, Inc., NationsRent West, Inc., Logan Equipment Corp., NR Dealer, Inc., NR Franchise Company, BDK Equipment Company, Inc., NationsRent of Texas, LP and NationsRent of Indiana, LP (the “Plan”) and confirmed by the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”) in Chapter 11 Case No. 01-11628 by Order dated May 14, 2003 (the “Confirmation Order”). Pursuant to the Confirmation Order, NationsRent was merged with and into Las Olas Thirteen Corporation, an indirect subsidiary of Maker.

ARTICLE I

PAYMENTS

     1.1 Payments of Interest. This Note shall bear interest at the rate of six and one-half percent (6.5%) per annum, commencing on the date hereof, subject to the terms of Article II below. Accrued and unpaid interest shall be payable quarterly on each March 31, June 30, September 30, and December 31 (each an “Interest Payment Date”), commencing on September 30, 2003, until all principal and accrued and unpaid interest shall have been paid in full.

     1.2 Repayment of Principal. The principal amount of this Note shall be due and payable on June 13, 2008 (the “Maturity Date”). At any time prior to the Maturity Date, subject to the terms and conditions of the Senior Bank Facility, Maker shall have the right to call the outstanding principal of this Note (or any portion of the principal amount hereof which is $1,000 or any integral multiple thereof) for repayment on the next Interest Payment Date (a “Redemption Date”), together with all accrued and unpaid interest on the amount that is prepaid, upon at least ten (10) days prior written notice to Payee (such ten day period, the “Prepayment Waiting Period”); provided, however, at any time after the date of this Note but prior to June 13, 2005, Maker may call this Note in whole, and only in whole, and only at the following redemption prices (expressed as a percentage of the principal amount being redeemed), together with all accrued and unpaid interest on the principal amount that is prepaid: (i) 103.25%, if such call is made in connection with a Fundamental Transaction (as defined below), and (i) 106.50%, if such call is not made in connection with a Fundamental Transaction; provided, further, however, that Payee shall have the right to exercise its conversion rights pursuant to Section 1.4 hereof during any Prepayment Waiting Period. On and after a Redemption Date, interest ceases to accrue on the Note, or portions of the Note, called for redemption.

     Notwithstanding the foregoing or any other provision of this Note, this Note cannot be called unless the call applies ratably to all outstanding Sub Notes and is permitted by the Senior Bank Facility.

     1.3 Manner of Payment. Unless otherwise agreed to in writing by the Payee, all payments of principal and interest on this Note shall be made by wire transfer of immediately available funds to an account designated by Payee in writing. If any payment of principal or interest on this Note is due on a day which is not a Business Day (defined below), such payment shall be due on the next succeeding Business Day, and such extension of time shall be taken into account in calculating the amount of interest payable under this Note. A “Business Day” means any day other than a Saturday, Sunday or legal holiday in the State of New York. Notwithstanding any other provision of this Note, all payments of principal and/or interest in respect of Sub Notes will be made ratably in proportion to the relative outstanding principal amounts thereof.

     1.4 Conversion. Payee shall be entitled, at its option, at any time prior to the Maturity Date, to convert the principal amount of this Note (or any portion of the principal amount hereof which is $1,000.00 or any integral multiple thereof), at the principal amount hereof, or of such portion, into fully paid and nonassessable shares (calculated as to each conversion to the nearest

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full share, rounding down) of common stock, $.01 par value per share (as adjusted pursuant to Section 1.6 and this Section 1.4), of Maker (“Common Stock”) at a conversion price equal to $242.00 per share (the “Conversion Price”). If Maker is merged into or otherwise acquired by a publicly held entity (the “New Entity”), the Payee shall be entitled, similarly, to convert such principal amount into shares of New Entity, the number of which shares shall be that number of shares of New Entity which the Payee would have received if it had exercised its option of conversion into shares of Maker immediately prior to such merger. The Payee shall surrender this Note, duly endorsed or assigned to Maker or in blank, to Maker at its office or agency at the address provided in writing by Maker, accompanied by written notice to Maker that the holder hereof elects to convert this Note, or if less than the entire principal amount hereof is to be converted, the portion hereof to be converted. No payment or adjustment is to be made on conversion for interest accrued hereon or for dividends on the Common Stock issued on conversion. No fractions of shares or scrip representing fractions of shares will be issued on conversion, as any fractional interest shall be rounded up to the nearest whole share. In case of a consolidation or merger to which Maker is a party (such transaction, a “Fundamental Transaction”), this Note, if then outstanding, will be convertible thereafter, during the period this Note shall be convertible pursuant to this Section 1.4 only into the kind and amount of securities, cash and other property receivable upon such consolidation or merger by a holder of that number of shares of Common Stock into which this Note would be convertible immediately prior to such consolidation or merger, adjusted for any subsequent stock dividend, stock split, or similar occurrence with respect to any such securities.

     1.5 Mandatory Conversion. At any time the Common Stock is traded on the New York Stock Exchange (or other exchange or national quotation system on which the Common Stock is then listed or quoted), Maker shall have the right, at any time and from time to time, without penalty or premium, exercisable upon written notice to Payee (the “Maker’s Notice”), to convert the principal amount of this Note (or any portion of the principal amount hereof which is $1,000 or any integral multiple thereof) into shares of Common Stock at a conversion price equal to the average closing price of a share of Common Stock on the New York Stock Exchange (or other exchange or national quotation system on which the Common Stock is then listed or quoted) over the twenty trading days ending immediately prior to the date of Maker’s Notice, but in no event greater than the Conversion Price (as adjusted pursuant to Section 1.6 and as set forth below). On the date of Maker’s Notice, the principal amount of this Note (or that portion which has been converted pursuant to this Section 1.5) shall be deemed to no longer be outstanding. Maker shall deliver to Payee certificates for the Common Stock within ten (10) business days after receipt by Maker of this Note marked “Canceled.” Maker shall pay to Payee in cash any accrued and unpaid interest on the outstanding principal of this Note being converted calculated to the date of such conversion. Following any Fundamental Transaction, and notwithstanding anything to the contrary contained herein, the surviving entity shall have the right to exercise the mandatory conversion feature of this Section 1.5 utilizing such entity’s common stock at a conversion price equal to the average closing price of a share of such common stock over the twenty trading days ending immediately prior to Maker’s Notice if (i) such common stock is traded on a national securities exchange or listed on a national quotation system and (ii) such conversion price is not greater than the Conversion Price (as adjusted to take into account such Fundamental Transaction, which adjustment shall be made by the board of directors of the surviving entity in the exercise of its good faith judgment which shall be final and binding on Payee).

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     Notwithstanding the foregoing or any other provision of this Note, this Note cannot be mandatorily converted unless the mandatory conversion applies ratably to all outstanding Sub Notes.

     1.6 Adjustments. Notwithstanding anything to the contrary herein, in case Maker shall (i) pay a dividend in shares of Common Stock or make a distribution to all holders of shares of Common Stock in shares of Common Stock, (ii) subdivide its outstanding number of shares of Common Stock, (iii) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock or (iv) issue by reclassification of its shares of Common Stock other securities of Maker, the number of shares of Common Stock issuable upon conversion of this Note immediately prior thereto shall be adjusted so that the Payee shall be entitled to receive the kind and number of shares of Common Stock or other securities of Maker which Payee would have owned or have been entitled to receive after the happening of any of the events described above, had this Note been converted immediately prior to the happening of such event. An adjustment made pursuant to this Section 1.6 shall become effective immediately after the effective date of such event.

ARTICLE II

EXTENSION OF INTEREST PAYMENT PERIOD

     2.1 Deferral of Interest. Maker shall have the right, at any time and from time to time during the term of this Note, to defer payments of interest on this Note for any period of time (the “Extended Interest Payment Period”), provided that such deferral is applied equally to all of the Sub Notes, during which Extended Interest Payment Period no interest shall be due and payable; provided that no Extended Interest Payment Period may extend beyond the Maturity Date. To the extent permitted by applicable law, interest, the payment of which has been deferred pursuant to this Section 2.1, will bear interest thereon at the interest rate set forth above compounded quarterly for each quarterly period of the Extended Interest Payment Period (“Compounded Interest”). At the end of the Extended Interest Payment Period, Maker shall pay all interest accrued and unpaid on this Note, including any Compounded Interest (together, “Deferred Interest”) that shall be payable to the Payee on the next Interest Payment Date on which interest shall be paid. Upon the termination of any Extended Interest Payment Period and upon the payment of all Deferred Interest then due, Maker may commence a new Extended Interest Payment Period. No interest shall be due and payable during an Extended Interest Payment Period, except at the end thereof, but, subject to the terms and conditions of the Senior Bank Facility, Maker may prepay at any time all or any portion of the interest accrued during an Extended Interest Payment Period, provided that all such prepayments shall be applied ratably to all outstanding Sub Notes.

     2.2 Notice of Extension. Maker shall give written notice to the Payee of its selection of such Extended Interest Payment Period at least one Business Day before the next succeeding Interest Payment Date.

     2.3 Limitation of Transactions. If (i) Maker shall exercise its right to defer payment of interest as provided in Section 2.1 and such Extended Interest Payment Period is continuing or (ii) there shall have occurred and be continuing any Event of Default, then (a) Maker shall not

4

declare or pay any dividend on, make any distributions with respect to, or redeem, purchase, acquire or make a liquidation payment with respect to, any of its capital stock (other than (i) purchases or acquisitions of shares of its common stock in connection with the satisfaction by Maker of its obligations under any employee benefit plans, (ii) as a result of a reclassification of its capital stock or the exchange or conversion of one class or series of Maker capital stock for another class or series of its capital stock or (iii) the purchase of fractional interests in shares of its capital stock pursuant to an acquisition or the conversion or exchange provisions of such capital stock or security being converted or exchanged) or make any guarantee payment with respect thereto and (b) Maker shall not make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities (including guarantees) issued by Maker which rank pari passu with or subordinate to this Note. Notwithstanding the foregoing, the provisions of this Section 2.3 shall not apply to any repurchase of any of Maker’s capital stock pursuant to (i) that certain Call Agreement, dated June 13, 2003 by and between Maker and the NationsRent Unsecured Creditor’s Liquidating Trust, (ii) that certain Stockholders’ Agreement, dated as of June 13, 2003, by and between Maker and the stockholders named therein, or (iii) any similar or successor agreements to which Maker is a party.

ARTICLE III

DEFAULTS

     3.1 Events of Default. The occurrence and continuance of any one or more of the following events with respect to Maker shall constitute an event of default hereunder (“Event of Default”):

     (a) If Maker shall fail to pay when due any payment of principal or interest on this Note and such failure continues for thirty (30) days after Payee notifies Maker thereof in writing;

     (b) If, pursuant to or within the meaning of the United States Bankruptcy Code or any other federal or state law relating to insolvency or relief of debtors (a “Bankruptcy Law”), Maker shall (i) commence a voluntary case or proceeding; (ii) consent to the entry of an order for relief against it in an involuntary case of Maker; (iii) consent to the appointment of a trustee, receiver, assignee, liquidator or similar official; (iv) make an assignment for the benefit of its creditors; or (v) admit in writing its inability to pay its debts as they become due; or

     (c) If a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that (i) is for relief against Maker in an involuntary case, (ii) appoints a trustee, receiver, assignee, liquidator or similar official for Maker or substantially all of Maker’s properties, or (iii) orders the liquidation of Maker, and in each case the order or decree is not dismissed within 120 days.

     3.2 Notice by Maker. Upon the occurrence of an Event of Default hereunder (unless all Events of Default have been waived by Payee or cured), Payee may, at its option, (i) by written notice to Maker, declare the entire unpaid principal balance of this Note, together with all accrued interest thereon, immediately due and payable regardless of any prior forbearance, and

5

(ii) exercise any and all rights and remedies available to it under applicable law, including, without limitation, the right to collect from Maker all sums due under this Note. Maker shall pay all reasonable costs and expenses incurred by or on behalf of Payee in connection with Payee’s exercise of any or all of its rights and remedies under this Note, including, without limitation, reasonable attorneys’ fees and disbursements.

     Notwithstanding the above, if an Event of Default has occurred under this Note and such Event of Default results in a default under the Senior Indebtedness (defined in Section 4.1 below) or a default under the Senior Indebtedness otherwise exists, then for so long as any Senior Indebtedness remains unpaid, the Payee shall not commence or join with any creditor of Maker in commencing any proceedings to collect or enforce its rights hereunder until the earlier of (x) one hundred eighty (180) days from the occurrence of such Event of Default, and (y) the date, if any, on which such default is cured or waived by the holder or holders of the Senior Indebtedness to which such default relates; provided, however, that notwithstanding such forbearance of the commencement of proceedings with respect to an Event of Default, such Event of Default shall nevertheless be an Event of Default for all other purposes of this Note and Payee shall be entitled to pursue all other remedies other than the commencement of proceedings under the circumstances set forth in this paragraph.

ARTICLE IV

NOTE SUBORDINATE TO SENIOR INDEBTEDNESS

     4.1 Senior Indebtedness. Maker covenants and agrees, and Payee likewise covenants and agrees, that, to the extent and in the manner hereinafter set forth in this Article IV, the indebtedness represented by this Note and the payment of principal of and interest on this Note and other amounts owed by Maker under this Note are hereby expressly made subordinate and subject in right of payment to the prior payment in full in cash of all Senior Indebtedness (defined below), including any interest accruing after the occurrence of an Event of Default, whether or not such interest is an allowed claim enforceable against the debtor in a case brought under the United States Bankruptcy Code (the “Bankruptcy Code”). “Senior Indebtedness” means the principal of (and premium, if any) and interest on (i) all indebtedness, public or private, of Maker for money borrowed, whether outstanding on the date of this Note or thereafter created, assumed or incurred (including, without limitation, any and all hedge or swap obligations), except (A) such indebtedness as is by its terms expressly stated to be not superior in right of payment to this Note or to rank pari passu with this Note and (B) this Note, and (ii) any deferrals, renewals, increases or extensions of any such Senior Indebtedness, and (iii) any fees, costs, enforcement expenses (including legal fees and disbursements), collateral protection expenses, other reimbursement or indemnity obligations relating to Senior Indebtedness, and any other obligations arising under or with respect to such Senior Indebtedness. The term “indebtedness of Maker for money borrowed” means any obligation of, or any obligation guaranteed by, Maker for the repayment of money borrowed, whether or not evidenced by bonds, debentures, notes or other written instruments, any capitalized lease obligation and any deferred obligation for payment of the purchase price of any property or assets; provided, however, that, notwithstanding the foregoing, the term “indebtedness of Maker for money borrowed” excludes claims of trade creditors of Maker generally. Upon request, Payee shall furnish any holder of Senior Indebtedness a subordination agreement that shall contain

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reasonably customary subordination provisions, including the priority rights of Payee and the holder of the Senior Indebtedness and prohibits payments to Payee that would cause a default under the Senior Indebtedness.

     4.2 Payment Over of Proceeds upon Dissolution, etc. In the event of (i) any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding in connection therewith, relative to maker or to its creditors, as such, or to its assets, or (ii) any liquidation, dissolution or other winding up of Maker, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy, or (iii) any assignment for the benefit of creditors or any other marshaling of assets and liabilities of Maker, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy, then and in any such event:

     (a) the holders of Senior Indebtedness shall be entitled to receive payment in full in cash of all amounts due or to become due on or in respect of all Senior Indebtedness, or provision shall be made for such payment in accordance with the instruments governing such Senior Indebtedness, before Payee is entitled to receive any payment on account of principal of (or premium, if any) or interest on this Note or other amounts owed by Maker under this Note;

     (b) any payment or distribution of assets or securities of Maker of any kind or character, whether in cash, property or securities, to which Payee would be entitled but for the provisions of this Article IV, including any such payment or distribution which may be payable or deliverable by reason of the payment of any other indebtedness of Maker being subordinated to the payment of this Note (except for any such payment or distribution (x) authorized by an order or decree giving effect, and stating in such order or decree that effect is given, to the subordination of this Note to the Senior Indebtedness, and made by a court of competent jurisdiction in a reorganization proceeding under any applicable bankruptcy law, or (y) of securities that are subordinated, to at least the same extent as this Note, to the payment in full in cash of all Senior Indebtedness then outstanding), shall be paid by the liquidating trustee or agent or other person making such payment or distribution, whether a trustee in bankruptcy, a receiver of liquidating trustee or otherwise, directly to the holders of the Senior Indebtedness or their representative or representatives, ratably according to the aggregate amounts remaining unpaid on the Senior Indebtedness, for application to the payment of all Senior Indebtedness remaining unpaid, to the extent necessary to pay all Senior Indebtedness in full in cash, after giving effect to any concurrent payment or distribution to or for the holders of such Senior Indebtedness;

     (c) in the event that, notwithstanding the foregoing provisions of Section 4.2, Payee shall have received any such payment or distribution of assets or securities of Maker of any kind or character, whether in cash, property or securities (other than payments or distributions (x) authorized by an order or decree giving effect to the subordination of this Note to the Senior Indebtedness, or (y) of securities that are subordinated to the payment in full in cash of all Senior Indebtedness, all as described in Section 4.2(b) above), including any such payment or distribution which may be payable or deliverable by reason of the payment of any other indebtedness of Maker being

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     subordinated to the payment of this Note, before all Senior Indebtedness is paid in full in cash or payment thereof provided for, then and in such event such payment or distribution shall be received and held in trust for the benefit of, and shall be paid over or delivered to, the holders of the Senior Indebtedness or their representative or representatives, ratably according to the aggregate amount remaining unpaid on the Senior Indebtedness, for application to the payment of all Senior Indebtedness remaining unpaid, to the extent necessary to pay all Senior Indebtedness in full in cash, after giving effect to any concurrent payment or distribution to or for the holders of such Senior Indebtedness;

     (d) in the event that Payee fails to, in a timely manner and to the fullest extent possible, (i) file or cause to be filed such proofs of claim and other papers or documents as may be necessary or advisable to have the claims under this Note allowed at any meeting of creditors or in any proceeding referred to in this Section 4.2 or (ii) enforce claims under this Note, by proof of debt, proof of claim, or otherwise, the holders of the Senior Indebtedness shall be entitled and are authorized to so file and/or enforce either in Payee’s name or in the name or names of any holder of the Senior Indebtedness; and

     (e) Payee shall retain the right to vote and otherwise act with respect to the claims under this Note (including, without limitation, the right to vote to accept or reject any plan of partial or complete liquidation, reorganization, arrangement, composition or extension), provided that Payee shall not vote with respect to any such plan or take any other action in any way so as to (i) contest the validity of any Senior Indebtedness or any collateral therefor or guaranties thereof, (ii) contest the relative rights and duties of any holders of any Senior Indebtedness established in any instruments or agreement/plans creating or evidencing any of the Senior Indebtedness with respect to any of such collateral or guaranties, or (iii) contest Payee’s obligations and agreement/plans set forth in this Article IV.

     The consolidation of Maker with, or the merger of Maker into, another corporation or the liquidation or dissolution of Maker following the conveyance, transfer or lease of its properties and assets substantially as an entirety to another corporation shall not be deemed a dissolution, winding up, liquidation, reorganization, assignment for the benefit of creditors or marshaling of assets and liabilities of Maker for the purposes of this Article IV.

     4.3 No Payment When Senior Indebtedness in Default.

     (a) In the event of and during the continuation of any default or event of default in the payment of any Senior Indebtedness beyond any applicable grace period with respect thereto (“payment default”), then no payment shall be made by or on behalf of Maker on this Note until the date, if any, on which such default or event of default is waived in writing by the holders of such Senior Indebtedness or otherwise cured or has ceased to exist (as the same may be confirmed in writing by the holders of the Senior Indebtedness) or the Senior Indebtedness to which such default or event of default relates is discharged by payment in full in cash.

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     (b) In the event that any other default or event of default with respect to any Senior Indebtedness shall have occurred and be continuing that permits the holders of such Senior Indebtedness (or a trustee on behalf of such holders) to declare such Senior Indebtedness due and payable prior to the date on which it would otherwise have become due and payable, and upon receipt by Maker and Payee of written notice (the “Payment Notice”) from a representative for, or the holder of, any Senior Indebtedness, then no payment shall be made by or on behalf of Maker on this Note until the earlier of (x) two hundred seventy (270) days after the date on which such Payment Notice shall have been received and (y) the date, if any, on which such default or event of default is cured (as the same may be confirmed in writing by the holders of the Senior Indebtedness) or waived in writing by the holders of the Senior Indebtedness to which such default or event of default relates is discharged by payment in full in cash (a “Blockage Period”). Not more than two Blockage Periods may be commenced during any period of three hundred sixty (360) consecutive days. No event of default that existed or was continuing (it being acknowledged that any subsequent action that would give rise to an event of default pursuant to any provision under which an event of default previously existed or was continuing shall constitute a new event of default for this purpose) on the date of the commencement of any Blockage Period with respect to the Senior Indebtedness initiating such Blockage Period shall be, or shall be made, the basis for the commencement of a second Blockage Period by the representative for, or the holders of, such Senior Indebtedness whether or not within a period of three hundred sixty (360) consecutive days, unless such event of default shall have been cured or waived for a period of not less than ninety (90) consecutive days. Any such failure to make a payment on this Note shall not be construed as preventing the occurrence of an Event of Default under this Note. Any payment permitted hereunder after a Blockage Period of amounts owed to Payee during a Blockage Period shall be deemed a cure of any Event of Default caused by any such delayed payment. Notwithstanding any other provision contained herein, during all times in which Maker’s senior credit facility, dated June 13, 2003, as amended, with Wachovia Bank, N.A., as administration agent and General Electric Capital Corporation, as syndication agent, and the lenders identified therein, or any restatement, amendment, supplement or modification thereof or any replacement facility thereof (the “Senior Bank Facility”) is in effect or the lenders thereunder have any obligations to make loans or extend credit to Maker or its affiliates, the only holder of Senior Indebtedness entitled to exercise its rights under Section 4.2(d) and this Section 4.3(b) shall be the agent, for the benefit of each of the lenders thereunder, under the Senior Bank Facility.

     In the event that, notwithstanding the foregoing, any payment or distribution shall be received by Payee in contravention of the provisions of this Article IV or pursuant to Section 4.8, then and in such event such payment or distribution shall be received and held in trust for the benefit of, and shall be paid over or delivered to, the holders of the Senior Indebtedness or their representative or representatives, ratably according to the aggregate amounts remaining unpaid on account of the Senior Indebtedness, for application to the Senior Indebtedness or to be held as collateral for, the payment of all Senior Indebtedness remaining unpaid, to the extent necessary to pay all Senior Indebtedness in full in cash, after giving effect to any concurrent payment or distribution to or for the holders of Senior Indebtedness.

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     The provisions of this Section 4.3 shall not apply to any payment with respect to which Section 4.2 would be applicable.

     4.4 Payment Permitted If No Default. Nothing contained in this Article IV or elsewhere in this Note shall prevent Maker, at any time except under the circumstances described in Section 4.2 or under the conditions described in Section 4.3, from making regularly scheduled payments at any time of principal of (and premium, if any) or interest on this Note or other amounts owed by Maker under this Note.

     4.5 Subrogation to Rights of Holders of Senior Indebtedness; Marshaling. No payment or distributions to the holders of Senior Indebtedness or their representatives pursuant to the provisions of this Article IV shall entitle Payee to exercise any right of subrogation in respect thereof until the Senior Indebtedness shall have been paid in full in cash. Payee further waives any and all rights with respect to marshaling.

     4.6 Provisions Solely to Define Relative Rights. The provisions of this Article IV are intended solely for the purpose of defining the relative rights of Payee on the one hand and the holders of Senior Indebtedness on the other hand. Nothing contained in this Note is intended to or shall (a) impair, as among Maker, its creditors other than holders of Senior Indebtedness and Payee, the obligation of Maker, which is absolute and unconditional, to pay to Payee the principal of (and premium, if any) and interest on this Note as and when the same shall become due and payable in accordance with its terms; or (b) affect the relative rights against Maker of Payee and creditors of Maker other than the holders of Senior Indebtedness; or (c) prevent Payee from exercising all remedies otherwise permitted by applicable law or this Note upon default under this Note, subject to the rights, if any, under this Article IV and Section 3.2 of the holders of the Senior Indebtedness.

     4.7 No Waiver of Subordination Provisions. No right of any present or future holder of any Senior Indebtedness to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of Maker or by any act or failure to act, in good faith, by any such holder, or by noncompliance by Maker with the terms, provisions of and covenants of this Note, regardless of any knowledge thereof any such holder may have or be otherwise charged with.

     4.8 Reliance on Judicial Order or Certificate of Liquidating Agent. Upon any payment or distribution of assets or securities of Maker referred to in Section 4.2, Payee shall be entitled to rely upon any order or decree entered by any court of competent jurisdiction in which such insolvency, bankruptcy, receivership, liquidation, reorganization, dissolution, winding up or similar case or proceeding is pending, or a certificate of the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee for the benefit of creditors, agent or other person making such payment or distribution, delivered to Payee, for the purpose of ascertaining the persons entitled to participate in such payment or distribution, the holders of Senior Indebtedness and other indebtedness of Maker, the amount thereof or payment thereof, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article IV. Notwithstanding any provision to the contrary in this Agreement, if Payee receives any payment or distribution pursuant to this Section 4.8, Section 4.2(b)(x) or 4.2(c)(x), then and in such event such payment or distribution shall be received and held in trust for the benefit of, and shall be paid over or

10

delivered to, the holders of the Senior Indebtedness or their representative or representatives, ratably according to the aggregate amounts remaining unpaid on account of the Senior Indebtedness, for application to the Senior Indebtedness or to be held as collateral for, the payment of all Senior Indebtedness remaining unpaid, to the extent necessary to pay all Senior Indebtedness in full in cash.

     4.9 Freedom of Dealing. Payee agrees, with respect to the Senior Indebtedness and any and all collateral therefor or guaranties thereof, that Maker and the holders of the Senior Indebtedness may agree to increase the amount of the Senior Indebtedness or otherwise modify the terms of any of the Senior Indebtedness, and the holders of the Senior Indebtedness may grant extensions of the time of payment or performance to and make compromises, including releases of collateral or guaranties, and settlements with Maker and all other persons, in each case without the consent of Payee or Maker and without affecting the agreements of Payee or Maker contained in this Note; provided, however, that nothing contained in this Section 4.9 shall constitute a waiver of the right of Maker itself to agree or consent to a settlement or compromise of a claim which any holder of the Senior Indebtedness may have against Maker.

     4.10 Defense to Enforcement. If Payee, in contravention of the terms of this Note, shall commence, prosecute or participate in any suit, action or proceeding against Maker, then Maker may interpose as a defense or plea the provisions of this Article IV, and any holder of the Senior Indebtedness may intervene and interpose such defense or plea in its name or in the name of Maker. If Payee, in contravention of the terms of this Article IV, or the last paragraph of Section 3.2, shall attempt to collect under this Note or enforce any provisions of this Note, then any holder of the Senior Indebtedness or Maker may restrain the enforcement thereof in the name of such holder of the Senior Indebtedness or in the name of Maker.

     4.11 Reinstatement of Subordination. To the extent that Maker or any guarantor of or provider of collateral for the Senior Indebtedness makes any payment on the Senior Indebtedness that is subsequently invalidated, declared to be fraudulent or preferential or set aside or is required to be repaid to a trustee, receiver or any other party under any bankruptcy, insolvency or reorganization act, state or federal law, common law or equitable cause (such payment being hereinafter referred to as a “Voided Payment”), then to the extent of such Voided Payment, that portion of the Senior Indebtedness that had been previously satisfied by such Voided Payment shall be revived and continue in full force and effect as if such Voided Payment had never been made. In the event that a Voided Payment is recovered from any holder of the Senior Indebtedness, a default in the payment of the relevant Senior Indebtedness shall be deemed to have existed and to be continuing from the date of such holder of the Senior Indebtedness initial receipt of such Voided Payment until the full amount of such Voided Payment is restored to such holder of the Senior Indebtedness. During any continuance of any such payment default, this Article IV and the last paragraph of Section 3.2 shall be in full force and effect with respect to the obligations hereunder.

     4.12 Amendments; Liens. The provisions of this Article IV and the last paragraph of Section 3.2 may not be amended or waived without the written agreement of Maker, the agent under the Senior Bank Facility and Payee. Payee will not, without the prior written consent of all the holders of the Senior Indebtedness, take or receive any security interest, lien, mortgage or other encumbrance on any assets of Maker or its affiliates.

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ARTICLE V

MISCELLANEOUS

     5.1 Waiver. The rights and remedies of Payee under this Note shall be cumulative and not alternative. No waiver by Payee of any right or remedy under this Note shall be effective unless in a writing signed by Payee. Neither the failure nor any delay in exercising any right, power or privilege under this Note will operate as a waiver of such right, power or privilege and no single or partial exercise of any such right, power or privilege by Payee will preclude any other or further exercise of such right, power or privilege or the exercise of any other right, power or privilege. To the maximum extent permitted by applicable law: (a) no claim or right of Payee arising out of this Note can be discharged by Payee, in whole or in part, by a waiver or renunciation of the claim or right unless in a writing, signed by Payee; (b) no waiver that may be given by Payee will be applicable except in the specific instance for which it is given; and (c) no notice to or demand on Maker will be deemed to be a waiver of any obligation of Maker or of the right of Payee to take further action without notice or demand as provided in this Note. Maker hereby waives presentment, demand, protest and notice of dishonor and protest.

     5.2 Notices. All notices and other communications required or permitted under this Agreement shall be effective upon receipt and shall be in writing and may be delivered in person, by telecopy, overnight delivery service or registered or certified United States mail, addressed:

If to Maker:	NR Holdings, Inc.
450 East Las Olas Boulevard, 14th Floor
Fort Lauderdale, Florida 33301
Attention: General Counsel
Facsimile: (954) 759-6992

With a courtesy copy to:	Stroock & Stroock & Lavan LLP
180 Maiden Lane
New York, New York 10038
Attention: Mark Rosenbaum, Esq.
Facsimile: (212) 806-6631

If to Payee:	[__________________]
[__________________]
[__________________]
[__________________]

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     All notices and other communications shall be effective upon the earlier of actual receipt thereof by the person to whom notice is directed or (i) in the case of notices and communications sent by personal delivery or telecopy, one Business Day after such notice or communication arrives at the applicable address or was successfully sent to the applicable telecopy number, (ii) in the case of notices and communications sent by overnight delivery service, at noon (local time) on the second Business Day following the day such notice or communication was sent, and (iii) in the case of notices and communications sent by United States mail, seven days after such notice or communication shall have been deposited in the United States mail.

     5.3 Severability. If any provision in this Note is held invalid or unenforceable by any court of competent jurisdiction, then the other provisions of this Note shall remain in full force and effect. Any provision of this Note held invalid or unenforceable only in part or degree shall remain in full force and effect to the extent not held invalid or unenforceable.

     5.4 Governing Law. This Note shall be governed by the laws of the State of New York without regard to conflicts of laws principles.

     5.5 Parties in Interest; Third Party Beneficiaries. This Note shall bind Maker and its successors and assigns. This Note may be assigned or transferred by Payee in whole, but not in part, only with the express prior written consent of Maker. Except for the Payee, the holders of the Senior Indebtedness, and the Maker, this Note is not intended to, and shall not, confer any rights or remedies on any person or entity whatsoever.

     5.6 Section Headings, Construction. The headings of Sections in this Note are provided for convenience only and shall not affect its construction or interpretation. All references to “Section” or “Sections” refer to the corresponding Section or Sections of this Note unless otherwise specified. All words used in this Note shall be construed to be of such gender or number as the circumstances require. Unless otherwise expressly provided, the words “hereof” and “hereunder” and similar references refer to this Note in its entirety and not to any specific section or subsection hereof.

     5.7 Collection Costs. Maker will pay on demand all costs and expenses, including without limitation, court costs and attorneys’ reasonable fees, paid or incurred by the Payee in connection with the enforcement of this Note and its rights hereunder.

[THIS SPACE INTENTIONALLY LEFT BLANK]

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     IN WITNESS WHEREOF, Maker has executed and delivered this Note as of the date first stated above.

NR HOLDINGS, INC. a Delaware corporation
By:
	Name:	Joseph H. Izhakoff
	Title:	Executive Vice President, General Counsel and Secretary

14

Schedules

to

Subscription Agreement, dated as of June 13, 2003 (the “Subscription Agreement”), among NR Holdings, Inc., a Delaware corporation (the “Company”), and the investors listed on Exhibit A there to (the “Subscribers”).

     These Schedules are furnished by the Company as of June 13, 2003, pursuant to and as part of the Subscription Agreement. Capitalized terms used, but not otherwise defined herein, have the meanings ascribed to such terms in the Subscription Agreement. These Schedules relate to certain matters concerning the disclosures required and transactions contemplated by the Subscription Agreement. These Schedules are qualified in their entirety by reference to the specific provisions of the Subscription Agreement, and are not intended to constitute, and shall not be construed as indicating that such matters are required to be disclosed, nor shall such disclosure be construed as an admission that such information is material with respect to the Company. Matters disclosed for the purpose of one schedule hereto shall constitute disclosure of such matters for the purposes of all other schedules hereto.

     Headings have been inserted to these Schedules for convenience of reference only and shall to no extent have the effect of amending or changing the express description of the Schedules as set forth in the Subscription Agreement.

Schedule 3.1.5

Subsidiaries

Subsidiary	Shareholder(s)	Percentage Ownership
Las Olas Twelve Corporation	NR Holdings, Inc.	100%
Las Olas Fourteen Corporation	NR Holdings, Inc.	100%
NationsRent, Inc.	Las Olas Twelve Corporation Las Olas Fourteen Corporation	50 50	% %
NRGP, Inc.	NationsRent, Inc.	100%
NationsRent USA, Inc.	NationsRent, Inc.	100%
NationsRent West, Inc.	NationsRent, Inc.	100%
Logan Equipment Corp.	NationsRent, Inc.	100%
NationsRent Transportation Services, Inc.	NationsRent, Inc.	100%
BDK Equipment Company, Inc.	NationsRent, Inc.	100%
NR Delaware, Inc.	NRGP, Inc.	100%
NationsRent of Texas, LP	NRGP, Inc. is the sole general partner NR Delaware, Inc. is the sole limited partner	1 99	% %

Schedule 3.1.10

Affiliate Transactions

Lease Agreements between TREC LLC, an entity affiliated with Bryan Rich, and NationsRent USA, Inc. for three pieces of real property used for store # 124-1, store # 125, and store # 161.

Baupost, Bryan Rich, and Doug Suliman have certain pre-petition claims against Existing NationsRent which are expected to be satisfied out of the assets held under the Creditor Trust Agreement.

Employment Agreement between the Company and Thomas J. Putman dated as of June ___, 2003.

Asset Purchase Agreement dated as of June ___, 2003 among Boston Rental Partners, LLC, NationsRent, Inc. and its subsidiaries.

Commitment Letter dated as of May 1, 2003 between NationsRent, Inc. and Baupost Capital, LLC

Subscription Agreement dated as of June ___2003 among the Company and Baupost Private Investments A-1, L.L.C.; Baupost Private Investments B-1, L.L.C.; Baupost Private Investments C-1, L.L.C.; Baupost Private Investments H-1, L.L.C.; Baupost Private Investments P-1, L.L.C.; Baupost Private Investments Y-1, L.L.C.; Baupost Private Investments BVI-1, L.L.C.; Baupost Private Investments BVII-1, L.L.C. and Baupost Private Investments BVIII-1, L.L.C.

Stockholders’ Agreement dated as of June ___, 2003 by and among the Company, the holders of the Company’s common stock listed on Exhibit A thereto, the holders of the Company’s preferred stock listed on Exhibit B thereto and each person who shall acquire any class or series of capital stock of the Company.

Indemnification Agreements between the Company and each director of the Company.

Restricted Stock Plan dated as of June ___, 2003 pursuant to which various executives will receive restricted stock awards.

Intercompany Credit And Debt Allocation Agreement, dated as of June 10, 2003 by and among the Borrowers.

Master Services Agreement, dated as of June 10, 2003 by and among the Borrowers.

Rental Agreement, dated as of January 31, 2003, by and between Boston Rental Partners LLC and NationsRent, Inc.

Schedule 3.1.11

Intellectual Property

NationsRent, Inc.
Material Trademark Holdings – June, 2003
							Next
			Application		Registration	Registration	Renewal
Country Name	Trademark	Status	Number	Filing Date	Number	Date	Date	Classes	Owner Name
Federally Registered

United States of America	1-800-NO-SWEAT	Registered	75/594,299	23-Nov-1998	2,407,059	21-Nov-2000	21-Nov-2010	35, 37	NationsRent West, Inc.

United States of America	MISCELLANEOUS DESIGN (NATIONSRENT)	Registered	75/594,298	23-Nov-1998	2,390,584	26-Sep-2000	26-Sep-2010	35, 37	NationsRent West, Inc.

United States of America	MISCELLANEOUS DESIGN (NATIONSRENT)	Registered	75/594,094	23-Nov-1998	2,478,688	14-Aug-2001	14-Aug-2011	35, 37	NationsRent West, Inc.

United States of America	MISCELLANEOUS DESIGN (NATIONSRENT)	Registered	75/594,092	23-Nov-1998	2,354,802	06-Jun-2000	06-Jun-2010	35, 37	NationsRent West, Inc.

United States of America	MISCELLANEOUS DESIGN (Outdoor Sign)	Registered	75/615,381	04-Jan-1999	2,331,810	21-Mar-2000	21-Mar-2010	35, 37	NationsRent West, Inc.

United States of America	NATIONS RENT & Design	Registered	75/513,132	06-Jul-1998	2,367,538	18-Jul-2000	18-Jul-2010	35, 37	NationsRent West, Inc.

United States of America	NATIONS RENT & Design	Registered	75/512,988	02-Jul-1998	2,315,739	08-Feb-2000	08-Feb-2010	35, 37	NationsRent West, Inc.

United States of America	NATIONS RENT & Design	Registered	75/856,567	23-Nov-1999	2,483,579	28-Aug-2001	28-Aug-2011	41	NationsRent West, Inc.

United States of America	NATIONS RENT & Design	Registered	75/603,347	10-Dec-1998	2,365,905	11-Jul-2000	11-Jul-2010	35, 37	NationsRent West, Inc.

United States of America	NATIONS RENT & Design	Registered	76/152,645	24-Oct-2000	2,496,250	09-Oct-2001	09-Oct-2011	28	NationsRent West, Inc.

United States of America	NATIONS RENT 1-800-NO SWEAT & Design	Registered	75/654,613	05-Mar-1999	2,478,421	14-Aug-2001	14-Aug-2011	35, 37	NationsRent West, Inc.

United States of America	NATIONS RENT NATIONSRENT & Design	Registered	75/856,553	23-Nov-1999	2,480,812	21-Aug-2001	21-Aug-2011	41	NationsRent West, Inc.

United States of America	NATIONS RENT NATIONSRENT & Design	Registered	75/514,678	02-Jul-1998	2,287,604	19-Oct-1999	19-Oct-2009	35, 37	NationsRent West, Inc.

United States of America	NATIONS RENT NATIONSRENT & Design	Registered	75/514,695	02-Jul-1998	2,380,392	29-Aug-2000	29-Aug-2010	35, 37	NationsRent West, Inc.

United States of America	NATIONS RENT NATIONSRENT 1-800-NO SWEAT & Design	Registered	75/654,612	05-Mar-1999	2,392,280	03-Oct-2000	03-Oct-2010	35, 37	NationsRent West, Inc.

NationsRent, Inc.
Material Trademark Holdings – June, 2003
							Next
			Application		Registration	Registration	Renewal
Country Name	Trademark	Status	Number	Filing Date	Number	Date	Date	Classes	Owner Name
United States of America	NATIONS RENT NO SWEAT & Design	Registered	75/603,348	10-Dec-1998	2,448,196	01-May-2001	01-May-2011	35, 37	NationsRent West, Inc.

United States of America	NATIONSRENT	Registered	75/856,568	23-Nov-1999	2,483,580	28-Aug-2001	28-Aug-2011	41	NationsRent West, Inc.

United States of America	NATIONSRENT	Registered	75/653,790	04-Mar-1999	2,388,694	19-Sep-2000	19-Sep-2010	35	NationsRent West, Inc.

United States of America	NATIONSRENT	Registered	75/448,172	11-Mar-1998	2,312,467	25-Jan-2000	25-Jan-2010	37	NationsRent West, Inc.

United States of America	NATIONSRENT & Design	Registered	75/615,382	04-Jan-1999	2,357,016	13-Jun-2000	13-Jun-2010	35, 37	NationsRent West, Inc.

United States of America	NATIONSRENT WE APPRECIATE YOUR BUSINESS & Design	Registered	75/615,380	04-Jan-1999	2,357,015	13-Jun-2000	13-Jun-2010	35, 37	NationsRent West, Inc.

Other

United States of America	1800NOSWEAT.COM (Domain Name)	Registered				14-May-2001	14-May-2004		NationsRent West, Inc.

United States of America	1-800-NOSWEAT.COM (Domain Name)	Registered				14-May-2001	14-May-2004		NationsRent West, Inc.

United States of America	1-800-NO-SWEAT.COM (Domain Name)	Registered				14-May-2001	14-May-2004		NationsRent West, Inc.

United States of America	1800NOSWEAT.NET (Domain Name)	Registered				14-May-2001	14-May-2004		NationsRent West, Inc.

United States of America	1-800-NOSWEAT.NET (Domain Name)	Registered				14-May-2001	14-May-2004		NationsRent West, Inc.

United States of America	1-800-NO-SWEAT.NET (Domain Name)	Registered				14-May-2001	14-May-2004		NationsRent West, Inc.

United States of America	NATION-RENT.COM (Domain Name)	Registered				14-May-2001	14-May-2004		NationsRent West, Inc.

United States of America	NATIONSRENT.COM (Domain Name)	Registered				05-Nov-1997	06-Nov-2005		NationsRent, Inc.

United States of America	NATIONS-RENT.COM (Domain Name)	Registered				14-May-2001	14-May-2004		NationsRent West, Inc.

United States of America	NATIONS-RENT.NET (Domain Name)	Registered				14-May-2001	14-May-2004		NationsRent West, Inc.

Schedule 3.1.14

Litigation

None

Schedule 3.1.18

ERISA

None